Exhibit 99.2

NEW HAMPSHIRE THRIFT BANCSHARES, INC. AND SUBSIDIARIES

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS

PRO FORMA MARCH 31, 2007 AND DECEMBER 31, 2006

	March 31, 2007	December 31, 2006
	(Unaudited)
ASSETS
Cash and due from banks	$10,489,460	$13,990,283
Interest-bearing demand deposit	15,642	8,404
Federal Home Loan Bank overnight deposit	20,553,000	30,334,000

Cash and cash equivalents	31,042,460	44,324,283
Securities available-for-sale	102,654,518	111,105,639
Federal Home Loan Bank stock	7,165,000	7,937,300
Federal Reserve Bank	12,000	12,000
Loans held-for-sale	1,328,400	1,770,500
Loans receivable, net	558,682,504	557,145,383
Accrued interest receivable	2,782,753	2,861,118
Premises and equipment, net	15,564,778	14,612,583
Investments in real estate	3,217,974	3,236,784
Goodwill	21,825,394	21,825,394
Investment in partially owned Charter Holding Corp., at equity	3,193,177	3,140,320
Other assets	12,264,371	12,703,723

Total assets	$759,733,329	$780,675,027

LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES
Deposits:
Checking accounts (noninterest-bearing)	$46,677,846	$50,972,279
Savings and interest-bearing checking accounts	509,603,576	502,402,194

Total deposits	556,281,422	553,374,473
Securities sold under agreements to repurchase	11,154,778	12,738,586
Federal Home Loan Bank advances	100,310,197	120,523,606
Subordinated debentures	20,620,000	20,620,000
Accrued expenses and other liabilities	8,699,948	9,635,787

Total liabilities	697,066,345	716,892,452

SHAREHOLDERS’ EQUITY
Common stock, $.01 par value per share	53,613	53,613
Paid-in capital	33,760,562	33,301,493
Retained earnings	34,422,928	33,941,729
Accumulated other comprehensive loss	(1,451,837)	(1,707,556)
Treasury Stock, 268,312 shares at March 31, 2007 and 113,500 shares as of December 31, 2006	(4,118,282)	(1,798,300)

Total shareholders’ equity	62,666,984	63,790,979

Total liabilities and shareholders’ equity	$759,733,329	$780,683,431

NEW HAMPSHIRE THRIFT BANCSHARES, INC. AND SUBSIDIARIES

PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME

PRO FORMA For the Three Months Ended March 31, 2007 and 2006

(Unaudited)

	March 31, 2007	March 31, 2006
Interest and dividend income
Interest and fees on loans	$8,681,761	$7,735,868
Interest on debt investments:
Taxable	1,202,140	1,378,493
Tax-exempt	16,711	16,701
Dividends	139,867	77,073
Other	347,854	92,759

Total interest and dividend income	10,388,333	9,300,894

Interest expense
Interest on deposits	3,102,950	1,757,857
Interest on advances and other borrowed money	1,883,072	1,550,457

Total interest expense	4,986,022	3,308,314

Net interest and dividend income	5,402,311	5,992,580

Provision for loan losses	7,000	47,776

Net interest and dividend income after provision for loan losses	5,395,311	5,944,804

Noninterest income
Customer service fees	1,094,379	1,006,308
Income on other investments	142,739	—
Increase in cash surrender value of life insurance policies	22,215	20,857
Net gain on sales of loans	158,225	101,923
Net gain on sale of other real estate owned	264	235
Rental income	155,414	123,631
Income from equity interest in Charter Holding Corp.	52,857	71,748
Brokerage service income	43,278	67,530
Other income	45,760	81,677

Total noninterest income	1,715,131	1,473,909

Noninterest expenses
Salaries and employee benefits	2,710,369	2,680,216
Occupancy expenses	807,485	722,478
Advertising and promotion	105,493	102,144
Depositors’ insurance	17,333	19,357
Outside services	195,913	254,558
Professional services	200,151	170,307
ATM processing fees	128,934	114,054
Supplies	108,211	101,765
Amortization of mortgage servicing rights in excess of mortgage servicing income	33,300	81,944
Other expenses	925,117	727,503

Total noninterest expenses	5,232,306	4,974,326

Income before provision for income taxes	1,878,136	2,444,387

Provision for income taxes	614,401	810,070

Net income	$1,263,735	$1,634,317

Earnings per common share, basic	$0.24	$0.31

Average Number of Shares, basic	5,185,922	5,294,452

Earnings per common share, assuming dilution	$0.24	$0.30

Average Number of Shares, assuming dilution	5,292,104	5,403,586

Dividends declared per common share	$0.1300	$0.1250

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